Exhibit 21.1

LIST OF SUBSIDIARIES
OF
PALO ALTO NETWORKS, INC.

Name of Subsidiary	Jurisdiction of Incorporation

CyberArk Software (Australia) Pty Ltd	Australia
Palo Alto Networks (Australia) Pty Ltd	Australia
Sinefa Pty. Ltd.	Australia
Venafi PTY Ltd.	Australia
Palo Alto Networks (Austria) GmbH	Austria
Palo Alto Networks Belgium B.V.B.A.	Belgium
Palo Alto Networks (Brasil) Ltda.	Brazil
Venafi EOOD	Bulgaria
CyberArk Software Canada, Inc.	Canada
Palo Alto Networks (Canada Technology), Inc.	Canada
Palo Alto Networks (Canada) Inc.	Canada
Palo Alto Networks (Shanghai) Co., Ltd.	China
PA Networks Costa Rica LLC SRL	Costa Rica
Palo Alto Networks (Czech) S.R.O.	Czechia
3375 Scott Blvd LLC	Delaware
3408 Garrett Drive LLC	Delaware
3625 Peterson Way, LLC	Delaware
Aporeto, LLC	Delaware
BridgeCrew LLC	Delaware
Chronosphere, LLC	Delaware
Cider Security Inc.	Delaware
CloudGenix, LLC	Delaware
CyberArk Software USA, LP	Delaware
CyberArk Software, Inc.	Delaware
CyberArk USA Engineering GP, LLC	Delaware
Dig Security Inc.	Delaware
Evident.io LLC	Delaware
Expanse LLC	Delaware
Expanse Holding Company LLC	Delaware
Gamma Networks, LLC	Delaware
Koi Security, Inc.	Delaware
LightCyber, Inc.	Delaware
Palo Alto Networks Financial Services, LLC	Delaware
Palo Alto Networks Financial Services Public Sector, LLC	Delaware
Palo Alto Networks IV, LP	Delaware
Palo Alto Networks Holdings, Inc.	Delaware
Palo Alto Networks Holdings II, Inc.	Delaware
Palo Alto Networks Holdings III, LLC	Delaware
Palo Alto Networks International, Inc.	Delaware
Palo Alto Networks (Malaysia), LLC	Delaware
Palo Alto Networks Management, LLC	Delaware
Palo Alto Networks Public Sector, LLC	Delaware
Palo Alto Networks Venture Fund, LLC	Delaware
Palo Alto Networks Zenith, LLC	Delaware
PAN LLC	Delaware
PAN Demisto LLC	Delaware
PAN II LLC	Delaware
PAN Mexico Holding LLC	Delaware
Potter Strategies Holdings Inc.	Delaware
Portkey Inc.	Delaware
Protect AI, Inc.	Delaware
PureSec, Inc.	Delaware
RedLock, LLC	Delaware
SecDo, Inc.	Delaware
Sinefa LLC	Delaware
Talon Cyber Security, Inc.	Delaware
Twistlock, Inc.	Delaware
Zingbox, LLC	Delaware
Zycada Networks LLC	Delaware
Palo Alto Networks Denmark ApS	Denmark
Palo Alto Networks (Finland) Oy	Finland
CyberArk Software (DACH) GmbH	Germany
Protect AI Germany GmbH	Germany
Palo Alto Networks (Germany) GmbH	Germany
Palo Alto Networks Greece Single Member Private Company	Greece
Palo Alto Networks (Hungary) Kft	Hungary
C3M INDIA PRIVATE LIMITED	India
CyberArk Software (India) Private Limited	India
MLAISEC India Private Limited	India
Palo Alto Networks (India) Private Limited	India
Palo Alto Networks (India) Technologies Private Limited	India
Portkey AI Software India Private Limited	India
PT Palo Alto Networks Services	Indonesia
Palo Alto Security Limited	Ireland
Palo Alto Networks Ltd	Israel
Palo Alto Networks Israel Holdings Ltd.	Israel
CYBERARK SOFTWARE ITALY S.R.L.	Italy
Palo Alto Networks (Italy) S.R.L	Italy
CyberArk Software (Japan) K.K.	Japan
Palo Alto Networks K.K. (Kabushiki Kaisha)	Japan
Chronosphere Lithuania UAB	Lithuania
Palo Alto Networks (Mexico) S. de R.L. de C.V.	Mexico
Palo Alto Networks (New Zealand) Unlimited	New Zealand
Palo Alto Networks (Norway) AS	Norway
Palo Alto Networks (Poland) sp. z o.o.	Poland
PANW (Portugal) Unipessoal, LDA	Portugal
Palo Alto Networks (QFC) LLC	Qatar
Palo Alto Networks Korea, Ltd. - Yuhan Hoesa (YH)	S. Korea
Palo Alto Networks Regional Headquarters Company	Saudi Arabia
Palo Alto Networks Saudi Arabia Limited	Saudi Arabia
CyberArk Software (Singapore) Pte. Ltd.	Singapore
Palo Alto Networks (Singapore) Holding Company Pte. Ltd.	Singapore
Palo Alto Networks (Singapore) PTE. LTD.	Singapore
Palo Alto Networks (South Africa) (Pty) Ltd.	South Africa
CYBERARK SOFTWARE (SPAIN), S.L.	Spain
Palo Alto Networks (Iberia), S.L.	Spain
Palo Alto Networks (Switzerland) GmbH	Switzerland
CYBERARK SOFTWARE (NETHERLANDS) B.V.	The Netherlands
Palo Alto Networks (EU) B.V.	The Netherlands
Palo Alto Networks (GEO) B.V.	The Netherlands
Palo Alto Networks (Netherlands) B.V.	The Netherlands
Palo Alto Networks Holdings B.V.	The Netherlands
CyberArk Turkey Siber Güvenlik Yazılımı Anonim Şirketi	Turkiye
Palo Alto Networks Turkey Siber Guvenlik Destek Hizmetleri Limited Şirketi	Turkiye
Palo Alto Networks FZ LLC	United Arab Emirates
418SEC Ltd.	United Kingdom
Cyber-Ark Software (UK) Limited	United Kingdom
Palo Alto Networks FS International Limited	United Kingdom
Palo Alto Networks (UK Holding 1) Limited	United Kingdom
Palo Alto Networks (UK Holding 2) Limited	United Kingdom
Palo Alto Networks (UK) Limited	United Kingdom
Venafi Ltd.	United Kingdom
Palo Alto Networks (Vietnam) LLC	Vietnam
Crypsis Digital Security, LLC	Virginia
Crypsis Group Holdings, LLC	Virginia